EXHIBIT 10.1

SEPARATION AGREEMENT AND RELEASE

THIS SEPARATION AGREEMENT AND RELEASE (“Agreement”) is entered into as of the 25th day of January, 2017 (the “Effective Date”) by and between Social Reality, Inc., a Delaware corporation with its principal place of business at 456 Seaton Avenue, Los Angeles, CA  90013(the “Company”) and Richard Steel, an individual residing at 2052 Pebble Drive, Alamo, CA  94507 (the “Executive”) (together the “Parties”).

RECITALS

This Agreement is entered into with reference to the following facts:

WHEREAS, pursuant to the terms and conditions of that certain Stock Purchase Agreement dated October 30, 2014 by and among the Executive, as seller, Steel Media, a California corporation (“Steel Media”) and the Company, as buyer (the "Stock Purchase Agreement"), the Company purchased all of the stock of Steel Media from the Executive.

WHEREAS, pursuant to the terms of the Stock Purchase Agreement, on October 30, 2014 the Executive and the Company entered into that certain Indemnification Escrow Agreement (the "Indemnification Escrow Agreement") with Wells Fargo Bank, National Association as escrow agent (the "Escrow Agent"), pursuant to which Two Million Dollars ($2,000,000) of the purchase price paid to the Executive under the terms of the Stock Purchase Agreement (the "Escrow Amount") was deposited into escrow with the Escrow Agent which was intended to serve as recourse for Losses (as that term is defined in the Stock Purchase Agreement) for which the Company (or any Company Indemnified Party (as that term is defined in the Stock Purchase Agreement)) is entitled to make under a claim for indemnification under Article VII of the Stock Purchase Agreement.

WHEREAS, the escrow created under the Indemnification Escrow Agreement expires on October 30, 2017 and, through the date hereof, no Claims (as that term is defined in the Indemnification Escrow Agreement) have been made against the Escrow Amount.

WHEREAS, under the terms of the Stock Purchase Agreement, on October 30, 2014 the Executive and the Company entered into that certain Employment Agreement dated as of October 30, 2014 (the "Employment Agreement") pursuant to which the Executive is employed by the Company, serving as its President.

WHEREAS, the Executive has advised the Company he is considering terminating his employment with the Company and resigning from all positions with the Company and its subsidiaries.

WHEREAS, in conjunction with such separation from the Company and as a material inducement to enter into this Agreement, the Executive has requested an early termination of the Indemnification Escrow Agreement and a release of full amount of the Escrow Amount to him, and the Company has offered to pay for twelve (12) months of COBRA healthcare benefits on behalf of the Executive and his family following the separation.

NOW THEREFORE, in consideration of the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

AGREEMENT

The parties acknowledge that the Recitals stated above are fully incorporated and are part of this Agreement.  All terms not otherwise defined herein shall have the same meaning as in the Employment Agreement.

1.

Purpose. This Agreement supersedes any and all prior oral or written agreements and understandings between the Parties. This Agreement is not and shall not in any way be considered or interpreted as an admission by Company, or any of its directors, officers, agents, employees or representatives, of any acts of discrimination whatsoever against Executive, or any other person, or that Company violated any federal, state, or local law, or that Executive’s separation from employment was unwarranted, unjustified, discriminatory or otherwise unlawful. This Agreement is the good faith settlement of any potential disputed claims, and Company specifically disclaims any liability to or discrimination against Executive or any other person, on the part of itself, its directors, officers, agents, insurers, Executives, or representatives. Executive acknowledges that Company is not entering into this Agreement because it believes that Executive has any cognizable legal claim against the Released Parties (defined below). If Executive elects not to sign this Agreement, the fact that this Agreement was offered will not be understood as an indication that the Released Parties believed Executive was treated unlawfully in any respect.

2.

Separation.

(a)

Voluntary Resignation.  The Executive hereby voluntarily terminates his employment with the Company.  The Executive hereby immediately resigns all positions as an officer and director of the Company and its subsidiaries and the Company hereby accepts such resignations (collectively, the "Voluntary Resignation").  The Executive represents and warrants that he is not resigning his employment for "Good Reason" or seeking to terminate the Employment Agreement for "Disability" and there are no events or circumstances which would otherwise permit him to do so.  The Parties agree that the Executive's employment relationship with Company, it subsidiaries, affiliates, and successors is permanently and irrevocably severed and the Company's obligations under Section 6.9 (Board Seat) of the Stock Purchase Agreement are hereby terminated. For avoidance of doubt, the Parties acknowledge that the provisions of Sections 6 (Confidentiality), 7 (Assignment of Developments; Works for Hire), 11 (Governing Law; Consent to Jurisdiction; Arbitration) and 15 (Indemnification/D&O Insurance) of the Employment Agreement, and the provisions of Sections 6.7 (Indemnification of Directors and Officers) of the Stock Purchase Agreement and the Company's Insider Trading Policy remain in full force and effect.

(b)

Restricted Period.  The Parties acknowledge that the definition of “Restricted Period” in Section 6.8 (Noncompetition; Non-Solicitation) of the Stock Purchase Agreement is hereby amended and shall end eighteen (18) months following the Effective Date.  With the exception of this amendment to the duration of the Restricted Period, the provisions of Section 6.8 of the Stock Purchase Agreement remain in full force and effect. For avoidance of doubt, the Parties acknowledge that the Executive shall no longer be bound by the restrictions of Section 6.8 of the Stock Purchase Agreement following the eighteen (18) month anniversary of the Effective Date.

(c)

Amounts Owed.  The Executive acknowledges that he is not entitled to any Severance Amount or similar amounts as a result of the Voluntary Resignation.  Exhibit A attached hereto an incorporated herein by such reference sets forth any and all amounts owned to Executive on the date hereof (the "Termination Date") by the Company, its subsidiaries, affiliates and successors pursuant to the terms of the Employment Agreement or otherwise.  Executive acknowledges that no amounts are due him under the terms of the Stock Purchase Agreement for any Earnout Consideration (as that term is defined therein) or otherwise, except for any portion of the Escrow Amount to which he may be entitled under the terms of the Indemnification Escrow Agreement as hereinafter set forth.

(d)

Unvested Options.  The Executive acknowledges that the options to purchase shares of the Company's Class A common stock granted to him under Section 3(d) of the Employment Agreement (the "Stock Options") have not yet vested and such unvested Stock Options shall immediate terminate and be of no further force or effect.

3.

Consent to Release of Escrow Amount. To the knowledge of the Executive, there are no pending or threatened Claims (as that term is defined Indemnification Escrow Agreement) against the Escrow Amount and no events have occurred since the date thereof which would reasonably be expected to result in a Claim.  In reliance on such representation, the Company hereby consents to the early termination of the Indemnification Escrow Agreement and the release of the Escrow Amount to the Executive.  Concurrent with the execution of this Agreement by the Parties, the Company shall execute the Joint Written Instructions to Escrow Agent to Release Funds from Escrow Account in the form attached hereto as Exhibit B and incorporated herein by such reference.  The Executive shall be responsible for the payment of any and all outstanding fees due the Escrow Agent, if any, under the terms of the Indemnification Escrow Agreement.

4.

Payment of Wages and Benefits. Executive acknowledges and agrees that Company paid Executive all compensation due and owing to him under the California Labor Code and all other applicable state and federal laws as of the Termination Date, subject to the amounts set forth on Exhibit A hereto, including but not limited to any and all wages, salary, bonuses,  discretionary bonuses, equity incentives, commissions, reasonable business expenses, benefit plans and programs, and PTO on the Termination Date.  The Company will provide Executive and his family with twelve (12) months of COBRA healthcare benefits at the sole expense of Company.

5.

Referrals. The Company agrees that it will answer all reference inquiries with respect to Executive by stating the separation date, dates of employment, and job title.

6.

Unemployment Insurance Claim. Company agrees that it will not contest or oppose Executive’s claim for unemployment insurance benefits, if any is made.

7.

Executive’s Release and Waiver.  The Executive hereby forever voluntarily releases and discharges Company and its affiliates, successors and assigns, as well as each of its past and present officers, directors, employees, agents, attorneys and stockholders (collectively, the “Released Parties”), from any and all claims, charges, complaints, liens, demands, causes of action, obligations, damages and liabilities, known or unknown, suspected or unsuspected, that Executive had, now has or may hereafter claim to have against the Released Parties arising out of or relating in any way to Executive’s employment with the Company, or otherwise relating to any of  the Released Parties from the beginning of time to the date of this Agreement (the “Release”). This Release specifically extends to, without limitation, any and all claims or causes of action for wrongful termination, termination with Cause or for Good Reason, breach of an express or implied contract, breach of the covenant of good faith and fair dealing, breach of fiduciary duty, fraud, misrepresentation, defamation, slander, infliction of emotional distress, disability, loss of future earnings, and any claims under any applicable state, federal or local statutes and regulations, including, but not limited to, the Civil Rights Act of 1964, as amended, the Equal Pay Act of 1963, as amended,  the Fair Labor Standards Act, as amended, the Americans with Disabilities Act of 1990, as amended, the Rehabilitation Act of 1973, as amended, the Executive Retirement Income Security Act of

1974, as amended, the Age Discrimination in Employment Act, as amended, the Older Workers’ Benefits Protection Act (29U.S.C.§626), as amended, the Worker Adjustment and Retraining Notification Act, as amended, Section 806 of the Sarbanes-Oxley Act, the Family and Medical Leave Act, as amended, the California Family Rights Act, as amended, the California Fair Employment and Housing Act, as amended, and California Labor Code; provided, however, that this Release does not waive, release or otherwise discharge any claim or cause of action hat cannot legally be waived, including, but not limited to, workers’ compensation benefits, unemployment benefits, and any claims under section 2802 of the California Labor Code.

8.

Company’s Release and Waiver.  The Company, on behalf of itself and the Released Parties, voluntarily, irrevocably, and unconditionally releases, acquits, and forever discharges Executive, his successors, assigns, heirs, estates, executors, administrators, agents, representatives, and/or attorneys, and each of them, from any and all charges, complaints, claims, promises, agreements, controversies, suits, demands, costs, losses, debts, actions, causes of action, damages, judgments, obligations, liabilities, and expenses of whatever kind and character, known or unknown, suspected or unsuspected, including any claims for attorneys’ fees and costs, which Company, the Released Parties or any of them, now have, own, hold, or claim to have, own, or hold, or may have had, owned, or held, or may in the future claim to have, own, or hold against Executive, his successors, assigns, heirs, estates, executors, administrators, agents, representatives, and/or attorneys, or any of them, regarding events that have occurred in connection with or related to Executive’s employment with Company.

9.

Waiver Under Section 1542 of the California Civil Code. For the purpose of implementing a full and complete release, the Parties understand and agree that this Agreement is intended to include all claims, if any, which the Parties may have and which the Parties do not now know or suspect to exist in their favor against the other Party and this Agreement extinguishes those claims. Accordingly, the Parties expressly waive all rights afforded by Section 1542 of the Civil Code of the State of California and any similar statute or regulation in any other applicable jurisdiction.

10.

No Claims or Lawsuits. The Parties agree not to bring any claim, action, suit or proceeding against each other or any of the other Released Parties regarding the matters settled, released and dismissed hereby, including, but not limited to, any claim, action, suit or proceeding raised or that could have been raised in connection with any claim or matter which is the subject of the Release. The Parties further agree that this Agreement is a bar to any such claim, action, suit or proceeding.

11.

Warranty and Indemnification Regarding Non-Assignment of Claims. Executive hereby represents and warrants that he is the sole and rightful owner of all right, title and interest in and to every claim or matter which is the subject of the Release, and has not heretofore assigned or otherwise transferred, and shall not assign or otherwise transfer, any interest in the claims which are the subject of the Release which he may have against the Released Parties, or any of them, and has not heretofore created or given rise, and shall not create or give rise to any lien, charge, encumbrance or other right by which any other person or entity may claim all or any part of the consideration paid to Executive pursuant to Section 2(b) or Section 3 of this Agreement. Executive agrees to indemnify and hold Company and all other Released Parties harmless from any liabilities, claims, demands, damages, costs, expenses and attorneys’ fees incurred as a result of any person or entity asserting any claim or cause of action based upon any such assignment or transfer or purported assignment or transfer, or any such lien, charge or encumbrance.

12.

Responsibility for Tax Liability. Executive recognizes and agrees that he alone is responsible for any local, state, or federal taxes that may be assessed or owing with respect to the Escrow Amount. Executive therefore agrees to make no claim against Company for any payment or non-

payment of taxes or regarding or relating to the reporting of the payment described in this Agreement, if any, to any taxing authorities. Executive acknowledges and agrees that Company has made no representations to him and has provided no advice to him regarding the tax consequences of the moneys received by him pursuant to this Agreement. Executive agrees to pay federal and state taxes, if any, which are required by law to be paid with respect to the Escrow Amount. Executive further agrees to indemnify and hold Company harmless from any claims, demands, deficiencies, levies, assessments, executions, judgments or recoveries by any governmental entity against Company for any amounts claimed due on account of this Agreement or pursuant to claims made under any federal or state tax laws, and any costs, expenses or damages sustained by Company by reason of any such claims, including any amounts paid by Company as taxes, deficiencies, levies, assessments, fines, penalties, interest, attorneys’ fees or otherwise.

13.

Non-Disparagement. Each Party agrees that it shall not, at anytime, make, directly or indirectly, any oral or written statements that are disparaging of the other Party, any of its subsidiaries, affiliates, successors or assigns, including any of its present or former officers, directors or employees.  Each Party agrees that it shall not make any intentionally false or derogatory statements regarding the other Party. Any violation by either Party of this non-disparagement obligation shall constitute a material breach of this Agreement, entitling the aggrieved Party to seek and recover any and all consequential and foreseeable damages resulting from that breach. Company agrees that any press release concerning Executive’s departure from Company will simply state that Executive left Company to pursue other interests.

14.

Governing Law.  This Agreement and all rights, duties and remedies hereunder shall be governed by and construed and enforced in accordance with the laws of the State of California, without reference to its choice of law rules.

15.

Severability. If any court of competent jurisdiction determines that any of the agreements or releases contained herein, or any part thereof, is unenforceable because of the character, duration or scope of such provision, such court shall have the power to sever such provision or modify or reduce the duration or scope of such provision, and, in its reduced form, this Agreement shall then be enforceable to the maximum extent permitted by applicable law.

16.

Successors and Assigns. Executive and Company agree that this Agreement will be binding upon and pass to the benefit of the heirs, representatives, successors and assigns of the Parties.

17.

Amendments. This Agreement may not be amended or modified other than by a written instrument signed by Company and Executive.

18.

Attorneys’ Fees. If there is an action between the parties to this Agreement based on this Agreement, the prevailing party in the action shall be entitled to reasonable attorneys’ fees and costs incurred therein. In connection with the preparation and execution of this Agreement, each Party shall bear its own attorneys’ fees and costs.

19.

Descriptive Headings. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

20.

Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. A facsimile of this Agreement shall be deemed an original.

21.

Entire Agreement.  The Parties understand and agree that this Agreement constitutes the entire Agreement between the Parties concerning the scope of Executive’s separation from Company and the related release of claims, and that this Agreement supersedes any and all prior oral or written agreements and understandings between the Parties on such issues.  No warranty, representation, condition, understanding or agreement of any kind with respect to the subject thereof shall be relied upon by the Parties unless incorporated herein. Notwithstanding any other provision contained herein, this Agreement may be pled as a thorough and complete defense to, and may be used as the basis for an injunction against, any action, suit or other proceeding that may be instituted, prosecuted or attempted in breach of the provisions contained herein.

22.

REPRESENTATION BY COUNSEL.  EXECUTIVE HAS A RIGHT TO OBTAIN THE ADVICE OF AN ATTORNEY BEFORE ENTERING INTO THIS AGREEMENT. EXECUTIVE ACKNOWLEDGES THAT HE HAS EITHER BEEN REPRESENTED BY OR RELIED UPON COUNSEL OF HIS OWN CHOOSING IN CONNECTION WITH THE EXECUTION OF THIS AGREEMENT, OR HAS WAIVED THE OPPORTUNITY TO DO SO AND IS FULLY AWARE OF AND UNDERSTANDS THE TERMS AND LEGAL CONSEQUENCES OF THIS AGREEMENT.

PLEASE READ CAREFULLY. THIS  SEPARATION AGREEMENT AND GENERAL RELEASE INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

IN WITNESS WHEREOF, this Agreement was executed by the Parties hereto as of the day and date first above written.

Social Reality, Inc.
By:	/s/ Christopher Miglino
Christopher Miglino
Chief Executive Officer

/s/ Richard Steel
Richard Steel